EXHIBIT 99.1

                                 CERTIFICATION

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002 of American Insured Mortgage Investors L.P. - Series 88 (the "Issuer").

I, William B. Dockser, certify that to the best of my knowledge:

     (i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                                      AMERICAN INSURED MORTGAGE
                                                      INVESTORS L.P. - SERIES 88
                                                      (Registrant)

                                                      By:  CRIIMI, Inc.
                                                           General Partner



November 13, 2002                                     /s/ William B. Dockser
-----------------                                     -------------------------
Date                                                  William B. Dockser
                                                      Chairman of the Board and
                                                      Chief Executive Officer